EXHIBIT 4.2
AMAIZING ENERGY HOLDING COMPANY, LLC
SUBSCRIPTION AGREEMENT
Limited Liability Company Membership Units
$                      per Unit
Minimum Investment of ___Units ($25,000)
Increments of ___Units Thereafter ($5,000)
The undersigned subscriber (sometimes referred to as “you” or the “Subscriber”), desiring to become a member of Amaizing Energy Holding Company, LLC, an Iowa limited liability company, with its principal place of business at 2404 West Highway 30, Denison, Iowa (the “Company”), hereby subscribes for the purchase of membership units (“Units”) of the Company, and agrees to pay the related purchase price, identified below.
A. SUBSCRIBER INFORMATION. Please print your individual or entity name and address. Joint subscribers should provide their respective names. Your name and address will be recorded exactly as printed below.

1.	Subscriber’s Printed Name

2.	Title, if applicable:

3.	Subscriber’s Address:
Street

City, State, Zip Code

4.	Telephone:

5.	E-mail Address:

B. NUMBER OF UNITS PURCHASED. You must purchase at least                      Units. The minimum number of units to be sold is                      and the maximum number of units to be sold in the offering is                     . Please indicate the number of Units you are purchasing in the following box:

C.	PURCHASE PRICE. Indicate the dollar amount of your investment (minimum investment is $25,000).
D.	GENERAL INSTRUCTIONS FOR SUBSCRIBERS:
You should read the Prospectus dated [Date of Effectiveness] (the “Prospectus”) in its entirety, including exhibits, for a complete explanation of an investment in the Company. To subscribe, you must:
INSTRUCTIONS IF YOU ARE SUBSCRIBING PRIOR TO THE COMPANY’S RELEASE OF FUNDS FROM ESCROW: If you are subscribing prior to the Company’s release of funds from escrow, you must follow Steps 1 through 5 below:

     1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to the Company’s Operating Agreement attached to this Subscription Agreement as EXHIBIT “A.”
     2. Provide your personal (or business) check for the first installment of ten percent (10%) of your investment amount made payable to “___, escrow agent for Amaizing Energy Holding Company, LLC.” You will determine this amount in box C.2 on page 1 of this Subscription Agreement.
     3. Execute the Promissory Note and Security Agreement on page 7 of this Subscription Agreement, evidencing your obligation to pay the remaining ninety percent (90%) due for the Units and granting the Company a security interest in your Units.
     4. Deliver each of the original executed documents referenced in numbered paragraphs 1 and 3 of these instructions, together with your personal or business check referenced in numbered paragraph 2 of these instructions to either of the following:
Amaizing Energy Holding Company, LLC
Attention: Al Jentz                      Attention:
2404 West Highway 30
Denison, IA 51442                 OR
     5. Within thirty (30) days of your receipt of written notice from the Company stating that its sales of Units have exceeded the minimum offering amount of $40,000,000, you must deliver to the Company at either of the addresses referenced in numbered paragraph 4 of these instructions an additional personal (or business) check for the remaining ninety percent (90%) of your investment amount made payable to “                    , escrow agent for Amaizing Energy Holding Company, LLC,” in satisfaction of your deferred payment obligations under the Promissory Note and Security Agreement. You will determine this amount in box C.3 on page 1 of this Subscription Agreement. If you fail to pay the second installment pursuant to the Promissory Note and Security Agreement, the Company shall be entitled to retain your first installment and to seek other damages, as provided in the Promissory Note and Security Agreement.
     If you are subscribing prior to release of funds from escrow, your funds will be placed in the Company’s escrow account at                     . The funds will be released to the Company or returned to you in accordance with the escrow arrangements described in the Prospectus. The Company may, in its sole discretion, reject or accept any part or all of your subscription. If the Company rejects your subscription, your Subscription Agreement and investment will be promptly returned to you, plus nominal interest, minus escrow fees. It is likely that the Company may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.
INSTRUCTIONS IF YOU ARE SUBSCRIBING AFTER THE COMPANY’S RELEASE OF FUNDS FROM ESCROW: If you are subscribing after the Company’s release of funds from escrow, you must follow Steps 1 through 3 below:
     1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Operating Agreement attached to this Subscription Agreement as EXHIBIT “A.”
     2. Provide your personal (or business) check for the entire amount of your investment (as determined in Box C.1 on page 1) made payable to “Amaizing Energy Holding Company, LLC.”
     3. Deliver the original executed documents referenced in numbered paragraph 1 of these instructions, together with your personal or business check described in numbered paragraph 2 of these instructions to the following:
Amaizing Energy Holding Company, LLC
Attention: Al Jentz

2404 West Highway 30
Denison, IA 51442
     If you are subscribing after the Company has released funds from escrow and the Company accepts your investment, your funds will be immediately at-risk as described in the Prospectus. The Company may, in its sole discretion, reject or accept any part or all of your subscription. If the Company rejects your subscription, your Subscription Agreement and investment will be returned to you promptly, plus nominal interest, minus escrow fees. It is likely that the Company may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.
You may direct your questions to one of our directors listed below or to the Company at (712) 263-2676.

Name	Position	Phone number
Sam Cogdill	Chairman & CEO	712-269-2234

Al Jentz	President and General Manager	712-263-2676

Becky Constant	Vice President & Director	712-566-2579

Bill Hammitt	Treasurer & Director	712-743-2974

Nick Cleveland	Secretary & Director	712-647-2631

Craig Brodersen	Director	712-678-3723

Dr. Mark A. Edelman	Director	515-298-1871

Chuck Edwards	Director	712-243-2244

Eugene Gochenour	Director	712-648-2562

Steve Myers	Director	605-696-3100

Garry Pellet	Director	712-243-3582

Bill Preston	Director	402-330-2274

Dave Reinhart	Director	515-523-1772

David Reisz	Director	712-263-2783

Tom Smith	Director	402-437-1026

Don Sonntag	Director	712-249-1906

Dave Stevens	Director	712-647-2727

Dave VanderGriend	Director	316-977-6543
E.	Additional Subscriber Information. The Subscriber certifies the following under penalties of perjury:
1.	Form of Ownership. Check the appropriate box (one only) to indicate form of ownership. If the Subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.

☐	Individual

☐	Joint Tenants with Right of Survivorship (Both signatures must appear on Page 6.)

☐	Corporation, Limited Liability Company or Partnership (Corporate Resolutions, Operating Agreement or Partnership Agreement must be enclosed.)

☐	Trust

Trustee’s Name:

Trust Date:

☐	Other: Provide detailed information in the space immediately below.

2.	Subscriber’s Taxpayer Information. Check the appropriate box if you are a non-resident alien, a U.S. citizen residing outside the United States, or are subject to backup withholding. Trusts should provide their taxpayer identification number. Custodians should provide the minor’s Social Security Number. All individual subscribers should provide their Social Security Number. Other entities should provide their taxpayer identification number.
☐	Check box if you are a non-resident alien

☐	Check box if you are a U.S. citizen residing outside of the United States

☐	Check this box if you are subject to backup withholding

Subscriber’s Social Security No.

Joint Subscriber’s Social Security No.

Taxpayer Identification No.

3.	Member Report Address. If you would like duplicate copies of member reports sent to an address that is different than the address identified in Section A above, please complete this section.

Address:

4.	State of Residence.

State of Principal Residence:

State where driver’s license is issued:

State where resident income taxes are filed:

State(s) in which you have maintained your principal residence during the past three years:

a	b.	c.

5.	Suitability Standards. You cannot invest in the Company unless you meet one of the following suitability tests (a or b or the heightened standards for Iowa, Kansas, and Nebraska investors set forth in c), d), and e) set forth below. Please review the suitability tests and check the box next to the following suitability test that you meet. For husbands and wives purchasing jointly, the tests below will be applied on a joint basis.
a.	☐	I (We) have annual income from whatever source of at least $45,000 and a net worth of at least $45,000, exclusive of home, furnishings and automobiles; or

b.	☐	I (We) have a net worth of at least $150,000, exclusive of home, furnishings and automobiles.

c.	☐	I (We) reside in Iowa and I (We) have a net worth of $60,000 (exclusive of home, auto and furnishings) and annual income of $60,000 or, in the alternative, a net worth of $150,000 (exclusive of home, auto and furnishings); or

d.	☐	I (We) reside in Kansas and I (We) have a net worth of $60,000 (exclusive of home, auto and furnishings) and annual income of $60,000 or, in the alternative, a net worth of $225,000 (exclusive of home, auto and furnishings).

e.	☐	I (We) reside in Nebraska and I (We) have a new worth of $65,000 (exclusive of home, automobiles and furnishings) and annual income of $65,000 or, in the alternative, a net worth of $175,000 (exclusive of home automobiles, and furnishings).

Please complete the following request for additional information:
I.	Employment Information

A.	Name and Address of Employer:

B.	Nature of Employer’s Business:

C.	Dates of Employment:

D.	Current Position or Title and Responsibilities:

E.	Age:

II.	Educational Background

SCHOOL	MAJOR	DEGREE(S)	YRS. ATTENDED

III.	Do you have such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of an investment in the Company?
     ☐   Yes                      ☐    No
IV.	Do you understand the nature of an investment in the Company and the risks associated with such an investment?
     ☐   Yes                      ☐    No
V.	Do you understand that there is no guarantee of any financial return on this investment and that you run the risk of losing your entire investment?
     ☐   Yes                      ☐    No
VI.	This investment provides limited liquidity since the Units are not freely transferable and the Members have limited rights to withdraw capital from or to withdraw as Members of the Company, is this an acceptable limitation on your ownership of Units?
     ☐   Yes                      ☐    No
VII.	Do you have adequate means of providing for your current needs and personal contingencies in view of the fact that this investment provides limited liquidity?
     ☐   Yes                      ☐    No
VIII.	If the investor is not a natural person:
A.	Was the investing entity formed for the purpose of investing in the Company?
     ☐   Yes                      ☐    No
B.	Did the shareholders, partners, members, or grantors of the investing entity, as the case may be, contribute additional capital to such entity for the purpose of purchasing Units?
     ☐   Yes                      ☐    No
C.	Does the undersigned’s investment in the Company, together with its interests in all other corporations, partnerships, trusts or associations represent more than ten percent of the undersigned’s total assets?
     ☐   Yes                      ☐    No

IX.	Have you ever invested in securities?
     ☐   Yes                      ☐    No
X.	Have you ever invested in investment partnerships, venture capital funds, or other non-marketable or restricted securities?
     ☐   Yes                      ☐    No
XI.	Indicate the frequency of your investments in non-marketable securities:
     ☐    Often                      ☐   Occasional                      ☐   Seldom
Financial Information

Net worth (exclusive of home, home furnishings and automobiles):	Cash and cash equivalents and liquid securities (includes stocks, bonds, government obligations, etc., at fair market value):

☐ Under $50,000
☐ $50,000 — $250,000	☐ Under $50,000
☐ $250,000 — $500,000	☐ $50,000 — $74,999
☐ $500,000 — $1,000,000	☐ $75,000 — $99,999
☐ Over $1,000,000	☐ Over $100,000

Investments in closely-held companies, personal business and/or real estate:	Equity in all real estate, net of mortgages:

☐ Under $25,000	☐ Under $50,000
☐ $25,000 — $49,999	☐ $50,000 — $74,999
☐ $50,000 — $74,999	☐ $75,000 — $99,999
☐ Over $75,000	☐ Over $100,000

Other investments:	Annual gross income:

☐ Under $25,000	2003
☐ $25,000 — $49,999	☐ Under $100,000
☐ $50,000 — $74,999	☐ Over $100,000
☐ Over $75,000

2004
☐ Under $100,000
☐ Over $100,000

2005
☐ Under $100,000
☐ Over $100,000
6.	Subscriber’s Representations and Warranties. You must read and certify your representations and warranties and sign and date this Subscription Agreement.

By signing below the Subscriber represents and warrants to the Company that he, she or it:
a.	has received a copy of the Company’s Prospectus dated [effective date] and all exhibits thereto;

b.	has been informed that the Units of the Company are offered and sold in reliance upon: (i) a federal securities registration; and (ii) Iowa, Kansas, Nebraska, Missouri and South Dakota (and, potentially, various other states) securities registrations;

c.	understands that the Units subscribed for pursuant to this Subscription Agreement can only be sold to a person meeting requirements of suitability;

d.	has been informed that the Units subscribed for pursuant to this Subscription Agreement have not been registered under the securities laws of any state other than the States of Iowa, Kansas, Nebraska, Missouri and South Dakota (and, potentially, various other states), and that the Company is relying in part upon the representations of the undersigned Subscriber contained herein;

e.	has been informed that the Units subscribed for pursuant to this Subscription Agreement have not been approved or disapproved by the Iowa, Kansas, Nebraska, Missouri and South Dakota (and, potentially, various other states) Securities Departments or any other regulatory authority, nor has any regulatory authority passed upon the accuracy or adequacy of the Prospectus;

f.	intends to acquire the Units for his/her/its own account without a view to public distribution or resale and that he/she/it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any Units or any portion thereof to any other person or entity;

g.	understands that: (i) there is no present market for the Company’s Units; (ii) the Units will not trade on an exchange or automatic quotation system; (iii) no such market is expected to develop in the future; and (iv) there are significant restrictions on the transferability of the Units;

h.	has been encouraged to rely upon the advice of his/her/its legal counsel and accountants or other financial advisers with respect to the tax and other considerations relating to the purchase of Units;

i.	has received a copy of the Company’s Operating Agreement, dated January ___, 2007, and understands that upon closing the escrow by the Company, the Subscriber and the Units will be bound by the provisions of the Operating Agreement, including, among others, provisions restricting the transfer of Units;

j.	understands that the Units are subject to substantial restrictions on transfer under state securities laws in addition to the restrictions contained in the Company’s Operating Agreement, and agrees that if the Units or any part thereof are sold or distributed in the future, the Subscriber shall sell or distribute them only in strict accordance with the terms of the Company’s Operating Agreement, and the requirements of the Securities Act of 1933, as amended, and applicable state securities laws;

k.	meets the suitability test marked in numbered paragraph 5 of Section E of this Subscription Agreement, and is capable of bearing the economic risk of this investment, including the possible total loss of the investment;

l.	understands that the Company will place a restrictive legend on any certificate representing Units, containing substantially the following language as the same may be amended by the Company’s Directors in their sole discretion:
THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, AND NO ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF WILL BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE FEDERAL AND STATE LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING

AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.
m.	understands that, to enforce the above legend, the Company may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing Units;

n.	has sufficient knowledge and experience in business and financial matters so as to be able to evaluate the merits and risks of an investment in the Units;

o.	believes that the investment in Units is suitable for the Subscriber and that he/she/it can bear the economic risk of the purchase of Units, including the total loss of his/her/its investment;

p.	may not transfer or assign this Subscription Agreement, or any of the Subscriber’s interest herein;

q.	has written his/her/its correct taxpayer identification number under numbered paragraph 2 in Section E of this Subscription Agreement;

r.	is not subject to back up withholding, either because the Subscriber has not been notified by the Internal Revenue Service (“IRS”) that he/she/it is subject to backup withholding as a result of a failure to report all interest or dividends, or because the IRS has notified the Subscriber that he/she/it is no longer subject to backup withholding (Note this clause (r) should be crossed out if the backup withholding box in numbered paragraph 2 of Section E of this Subscription Agreement is checked);

s.	understands that execution of the Promissory Note and Security Agreement on page 7 of this Subscription Agreement will allow the Company and its successors and assigns to pursue the Subscriber for payment of the amount due thereon by any legal means, including, but not limited to, acquisition of a judgment against the Subscriber in the event that the Subscriber defaults on that Promissory Note and Security Agreement; and

t.	acknowledges that the Company may retain possession of certificates representing the Subscriber’s Units to perfect its security interest in those Units.

Signature of Subscriber/ Joint Subscriber:
Date:

Individuals:	Entities:

Name of Individual Subscriber (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Subscriber (Please Print)	Signature of Officer

Signature of Joint Individual Subscriber
ACCEPTANCE OF SUBSCRIPTION BY AMAIZING ENERGY HOLDING COMPANY, LLC:
Amaizing Energy Holding Company, LLC hereby accepts the subscription for the above Units.
Dated this                      day of                                         , 200___.
AMAIZING ENERGY HOLDING COMPANY, LLC
By:
Its:

PROMISSORY NOTE AND SECURITY AGREEMENT
Date of Subscription Agreement:                     , 200_.
$                     per Unit
Minimum Investment of                      Units ($25,000),                     Unit Increments Thereafter ($5,000)
                         Number of Units subscribed
                        Total Purchase Price ($       per Unit multiplied by number of Units subscribed)
  (                )   Less Initial Payment (10% of Principal Amount)
                        Principal Balance
FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of Amaizing Energy Holding, LLC, an Iowa limited liability company (“Amaizing Energy Holding Company”), at its principal office located at 2404 West Highway 30, Denison, IA 51442, or at such other place as required by Amaizing Energy Holding Company, the Principal Balance set forth above in one lump sum to be paid without interest within 30 days following the call of the Amaizing Energy Holding Company Board of Directors, as described in the Subscription Agreement. In the event the undersigned fails to timely make any payment owed, the entire balance of any amounts due under this full recourse Promissory Note and Security Agreement shall be immediately due and payable in full with interest at the rate of 12% per annum from the due date and any amounts previously paid in relation to the obligation evidenced by this Promissory Note and Security Agreement may be forfeited at the discretion of Amaizing Energy Holding Company.
The undersigned agrees to pay to Amaizing Energy Holding Company on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note and Security Agreement, including, without limitation, reasonable attorneys’ fees. This Promissory Note and Security Agreement may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of Iowa.
The provisions of this Promissory Note and Security Agreement shall inure to the benefit of Amaizing Energy Holding Company and its successors and assigns, which expressly reserves the right to pursue the undersigned for payment of the amount due thereon by any legal means in the event that the undersigned defaults on obligations provided in this Promissory Note and Security Agreement.
The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note and Security Agreement.
The undersigned grants to Amaizing Energy Holding Company, and its successors and assigns (“Secured Party”), a purchase money security interest in all of the undersigned’s Membership Units of Amaizing Energy Holding Company now owned or hereafter acquired. This security interest is granted as non-exclusive collateral to secure payment and performance on the obligation owed Secured Party from the undersigned evidenced by this Promissory Note and Security Agreement. The undersigned further authorizes Secured Party to retain possession of certificates representing such Membership Units and to take any other actions necessary to perfect the security interest granted herein.

Dated:	, 200 .
OBLIGOR/DEBTOR:		JOINT OBLIGOR/DEBTOR:

Printed or Typed Name of Obligor		Printed or Typed Name of Joint Obligor

By:		By:

	(Signature)	(Signature)

Officer Title if Obligor is an Entity

Address of Obligor

EXHIBIT “A”
MEMBER SIGNATURE PAGE
ADDENDA
TO THE
AMENDED AND RESTATED OPERATING AGREEMENT
OF
AMAIZING ENERGY HOLDING COMPANY, LLC
     The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in Amaizing Energy Holding Company, LLC, has received a copy of the Amended and Restated Operating Agreement, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Amended and Restated Operating Agreement, shall be subject to and comply with all terms and conditions of said Amended and Restated Operating Agreement in all respects as if the undersigned had executed said Amended and Restated Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Amended and Restated Operating Agreement from and after the date of execution hereof.

Individuals:	Entities:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member
Agreed and accepted on behalf of the
Company and its Members:
AMAIZING ENERGY HOLDING COMPANY, LLC
By:
Its: